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                                                                 Exhibit (d)(16)

                               POWER OF ATTORNEY


         The undersigned hereby makes, constitutes and appoints Fadi Ali Ghandour with full power of substitution, the true and lawful attorney in fact for the undersigned, in the undersigned's name, place and stead and on the undersigned's behalf, to complete, execute and file with the United States Securities and Exchange Commission (the "Commission"), a statement on Schedule 13E-3 and any and all amendments thereto pursuant to Section 13(e)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and any other forms, certificates, documents or instruments that the Attorney in Fact deems necessary or appropriate in order to enable the undersigned to comply with the requirements of said Section 13(e)(3) and said rules and regulations.

         This Power of Attorney shall remain in effect for a period of one year from the date hereof or until such earlier date as a written revocation thereof is filed with the Commission.

                                       William S. Kingson
Dated:  January 10, 2002
                                       By:    /s/ William S. Kingson
                                              ----------------------
                                       Name:  William S. Kingson
                                       Title: Chairman of the Board of Directors